Exhibit 99.1

Immunovant Provides Corporate Updates and Reports Financial Results for the Fourth Quarter and Fiscal Year Ended March 31, 2026

•IMVT-1402 showed clinically meaningful response rates of 72.7% ACR20, 54.5% ACR50 and 35.8% ACR70 at Week 16 in the open label period of its trial in difficult-to-treat rheumatoid arthritis (D2T RA); Immunovant will provide further updates on this program in the second half of calendar year 2026

•IMVT-1402 proof-of-concept trial in cutaneous lupus erythematosus (CLE) fully enrolled with topline data expected in the second half of calendar year 2026

•All other clinical development timelines remain on track for IMVT-1402, including potentially registrational studies in Graves’ disease (GD), myasthenia gravis (MG), chronic inflammatory demyelinating polyneuropathy (CIDP) and Sjögren’s disease (SjD)

•Current cash balance provides runway to the potential launch of IMVT-1402 in GD

•Roivant will host a live conference call and webcast at 8:00 a.m. ET on Wednesday, May 20, 2026, to discuss these updates

DURHAM, N.C. May 20, 2026– Immunovant, Inc. (Nasdaq: IMVT), a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases, today reported corporate updates and financial results for its fourth quarter and fiscal year ended March 31, 2026.

Recent Highlights and Upcoming Milestones:

The Company announced preliminary Week 16 (end of Period 1) results from the IMVT-1402 trial in D2T RA with ACR20, ACR50, and ACR70 response rates of 72.7%, 54.5%, and 35.8%, respectively, observed. Further updates on this program, as well as topline data from the fully enrolled proof-of-concept trial in CLE, are expected in the second half of calendar year 2026. Other clinical development timelines remain on track for IMVT-1402, including potentially registrational trials in GD, MG, CIDP, and SjD. Immunovant’s cash position provides runway to the potential launch of IMVT-1402 in GD.

In calendar year 2027, topline data are expected across potentially registrational trials of IMVT-1402 in GD and MG.

In April 2026, we announced topline results from the two Phase 3 clinical studies evaluating batoclimab for adults with active, moderate-to-severe thyroid eye disease (TED), neither of which met the primary endpoint. The safety profile observed in these studies was consistent with prior batoclimab studies. Following these results, we discontinued further development of batoclimab across all indications to focus fully on IMVT-1402. Learnings from the batoclimab program, including clinical data, operational trial experience and relationships with investigators, have been and continue to be leveraged to inform the development of IMVT-1402.

Preliminary Results from IMVT-1402 Trial in D2T RA:

The trial evaluating IMVT-1402 in participants with D2T RA who have failed two or more prior mechanisms of advanced therapies (including biologic and targeted synthetic DMARDs) is currently ongoing. A total of 170 participants have been enrolled in the initial 16-week open label period (Period 1) of the study evaluating weekly subcutaneous (SC) dosing of IMVT-1402 600 mg. Participants achieving a response at Week 14 and Week 16 in Period 1 per the American College of Rheumatology response criteria 20 (ACR20) will be randomized in a 1:1:1 ratio to receive blinded treatment in Period 2 with either IMVT-1402 600 mg, IMVT-1402 300 mg or placebo, weekly SC for 12 weeks. The primary endpoint will assess the proportion of such participants who maintain the ACR20 response at Week 28. ACR20 response is defined as a ≥ 20% improvement from baseline in tender joint count and swollen joint count and a ≥ 20% improvement from baseline in at least 3 of 5 additional clinical parameters. Similarly, ACR50 and ACR70 responses are a calculation of 50% or 70% improvement, respectively, in the number of swollen and tender joints and 3 of 5 assessment parameters.

At the completion of Period 1, 165 of the 170 patients were evaluable for ACR20 response. Of these patients, 86.7% (143/165) had failed two prior mechanisms of advanced therapies, and the mean time since diagnosis was 12.8 years. Baseline disease activity was high, with mean counts of 24.2 tender joints, 16.7 swollen joints, and a DAS28-CRP score of 6.1. At Week 16, the observed ACR20, ACR50, and ACR70 response rates were 72.7%, 54.5%, and 35.8%, respectively; participants who discontinued prior to Week 16 were imputed as non-responders. Among the subset of participants who had failed at least a JAK inhibitor and an anti-TNF inhibitor (N=107), the Week 16 observed ACR20, ACR50 and ACR70 response rates were 72.0%, 53.3% and 37.4%, respectively.

Period 1 was conducted in an open-label setting, with joint assessments performed by independent assessors blinded to treatment status, which we believe reduces the potential for assessor bias in the response measures. IMVT-1402 was observed to be safe and well-tolerated in the study, and no new drug-related safety signals were identified. We anticipate providing further updates on this program in the second half of calendar year 2026.

Financial Highlights for Fiscal Fourth Quarter Ended March 31, 2026:

Cash Position: As of March 31, 2026, Immunovant’s cash and cash equivalents totaled approximately $902.1 million, providing runway for announced indications through the potential commercial launch of IMVT-1402 in GD.

R&D Expenses: Research and development expenses were $142.3 million for the three months ended March 31, 2026, compared to $93.7 million for the three months ended March 31, 2025. The increase was driven by activities related to our clinical trials of IMVT-1402, as well as $39.0 million related to contractual costs recognized in connection with the discontinuation of batoclimab, partially offset by lower overall costs related to our batoclimab clinical trials.

Non-GAAP R&D expenses were $136.0 million for the three months ended March 31 2026, compared to $87.2 million for the three months ended March 31, 2025.

G&A Expenses: General and administrative expenses were $17.3 million for the three months ended March 31, 2026, compared to $20.2 million for the three months ended March 31, 2025. The decrease was primarily due to lower information technology costs, market research costs, legal and other professional fees and personnel-related expenses.

Non-GAAP G&A expenses were $12.4 million for the three months ended March 31, 2026, compared to $15.0 million for the three months ended March 31, 2025.

Net Loss: Net loss was $147.9 million ($0.73 per common share) for the three months ended March 31, 2026, compared to $106.4 million ($0.64 per common share) for the three months ended March 31, 2025. Net loss for the three months ended March 31, 2026 and March 31, 2025 included $11.1 million and $11.7 million, respectively, related to non-cash stock-based compensation expense. Non-GAAP net loss was $137.0 million for the three months ended March 31, 2026, compared to $94.9 million for the three months ended March 31, 2025.

Common Stock: As of March 31, 2026, there were 203,940,353 shares of common stock issued and outstanding.

Financial Highlights for Fiscal Year Ended March 31, 2026:

R&D Expenses: Research and development expenses were $456.7 million for the fiscal year ended March 31, 2026, compared to $360.9 million for the fiscal year ended March 31, 2025. The increase was driven by activities related to our clinical trials of IMVT-1402, as well as $39.0 million related to contractual costs recognized in connection with the discontinuation of batoclimab, partially offset by lower overall costs related to our batoclimab clinical trials and nonclinical studies.

Non-GAAP R&D expenses were $426.9 million for the fiscal year ended March 31 2026, compared to $333.9 million for the fiscal year ended March 31, 2025.

G&A Expenses: General and administrative expenses were $76.2 million for the fiscal year ended March 31, 2026, compared to $77.2 million for the fiscal year ended March 31, 2025. The decrease was primarily due to lower information technology costs and market research costs, partially offset by higher personnel-related expenses, including stock-based compensation.

Non-GAAP G&A expenses were $50.2 million for the fiscal year ended March 31, 2026, compared to $54.8 million for the fiscal year ended March 31, 2025.

Net Loss: Net loss was $505.6 million ($2.77 per common share) for the fiscal year ended March 31, 2026, compared to $413.8 million ($2.73 per common share) for the fiscal year ended March 31, 2025. Net loss for the fiscal year ended March 31, 2026 and 2025 included $55.7 million and $49.5 million, respectively, related to non-cash stock-based compensation expense. Non-GAAP net loss was $449.9 million for the fiscal year ended March 31, 2026, compared to $364.7 million for the fiscal year ended March 31, 2025.

About DT2 RA
RA is a chronic progressive autoimmune disease that causes inflammation in the joints and surrounding tissues. Inadequate control of the joint inflammation associated with RA may result in irreversible joint erosions. The estimated prevalence of patients treated with biologic or targeted synthetic disease modifying anti-rheumatic drugs (“DMARDs”) in the U.S. is approximately 820,000, approximately 15% of which had an inadequate response to two or more such prior advanced DMARD mechanisms. The RA described in this subset of patients is sometimes referred to as difficult-to-treat, refractory, or multi-advanced mechanism failure RA. Several autoantibodies have been identified in RA, including rheumatoid factor and anti-citrullinated protein antibodies (“ACPA”). These RA-specific autoantibodies are found in 70-80% of RA patients and exacerbate inflammation via immune complex formation. Patients with multi-advanced mechanism failure RA continue to experience active disease despite undergoing multiple lines of therapy with different mechanisms of action. For these patients, therapeutic options remain very limited while the risk of irreversible joint damage persists, highlighting a critical unmet medical need.

About Immunovant, Inc.
Immunovant, Inc. is a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases. As a trailblazer in anti-FcRn technology, the Company is developing innovative, targeted therapies to meet the complex and variable needs of people with autoimmune diseases. For additional information on the Company, please visit immunovant.com.

Investor Conference Call Information

Roivant will host a live conference call and webcast at 8:00 a.m. ET on Wednesday, May 20, 2026, to discuss these updates.

To access the conference call by phone, please register online using this registration link. The presentation and webcast details will also be available under “Events & Presentations” in the Investors section of the Roivant website at https://investor.roivant.com/news-events/events. The archived webcast will be available on Roivant’s website after the conference call.

Forward-Looking Statements
This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “can,” “may,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” “design,” “plan,” “intend,” and other similar expressions are intended to identify forward-looking statements. Such forward looking statements include statements regarding Immunovant’s progress towards developing IMVT-1402 across a broad range of indications; Immunovant’s expectations regarding the availability of results of clinical trials of IMVT-1402 and whether those results may be adequate to support registration; and the Company’s beliefs regarding the potential sufficiency of its cash runway. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Immunovant expected. Such risks and uncertainties include, among others: Immunovant may not be able to protect or enforce its intellectual property rights; initial results or other preliminary analyses or results of early clinical trials may not be predictive final trial results or of the results of later clinical trials; the timing and availability of data from clinical trials; the timing of discussions with regulatory agencies, as well as regulatory submissions and potential approvals; the continued development of Immunovant’s product candidates, including the number and timing of the commencement of additional clinical trials; Immunovant’s scientific approach, clinical trial design, indication selection, regulatory strategy, and general development progress; future clinical trials may not confirm any safety, potency, or other product characteristics described or assumed in this press release; any product candidate that Immunovant develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; Immunovant’s product candidates may not be beneficial to patients, or even if approved by regulatory authorities, successfully commercialized; the potential impact of global factors, such as international trade tariffs, geopolitical tensions, and adverse macroeconomic conditions on Immunovant’s business operations and supply chain, including its clinical development plans and timelines; Immunovant’s business is heavily dependent on the successful development, regulatory approval, and commercialization of IMVT-1402; Immunovant is at various stages of clinical development for IMVT-1402; and Immunovant will require additional capital to fund its operations and advance IMVT-1402 through clinical development. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s Annual Report on Form 10-K filed with the SEC on May 20, 2026, and Immunovant’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

IMMUNOVANT, INC.
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended March 31,		Years Ended March 31,
	2026	2025	2026	2025
Operating expenses:
Research and development	$142,287	$93,652	$456,660	$360,917
General and administrative	17,267	20,174	76,242	77,235
Total operating expenses	159,554	113,826	532,902	438,152
Interest income, net	(8,056)	(6,889)	(25,330)	(24,732)
Other income, net	(798)	(1,071)	(2,181)	(471)
Loss before provision (benefit) for income taxes	(150,700)	(105,866)	(505,391)	(412,949)
Provision (benefit) for income taxes	(2,844)	583	215	891
Net loss	$(147,856)	$(106,449)	$(505,606)	$(413,840)
Net loss per common share – basic and diluted	$(0.73)	$(0.64)	$(2.77)	$(2.73)
Weighted-average common shares outstanding – basic and diluted	203,709,320	166,732,686	182,421,233	151,573,553

IMMUNOVANT, INC.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$902,110	$713,971
Accounts receivable	1,133	2,084
Prepaid expenses and other current assets	42,763	51,180
Income tax receivable	2,813	427
Total current assets	948,819	767,662
Operating lease right-of-use assets	72	98
Property and equipment, net	443	844
Other assets	7,680	7,618
Total assets	$957,014	$776,222
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,541	$17,656
Accrued expenses	96,634	50,748
Current portion of operating lease liabilities	72	98
Due to Roivant Sciences Ltd.	175	273
Total current liabilities	104,422	68,775
Total liabilities	104,422	68,775
Commitments and contingencies
Stockholders’ equity:
Series A preferred stock, par value $0.0001 per share, 10,000 shares authorized, issued and outstanding at March 31, 2026 and March 31, 2025	—	—
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding at March 31, 2026 and March 31, 2025	—	—
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 203,940,353 shares issued and outstanding at March 31, 2026 and 500,000,000 shares authorized, 170,111,593 shares issued and outstanding at March 31, 2025	20	16
Additional paid-in capital	2,596,971	1,945,495
Accumulated other comprehensive income	730	1,459
Accumulated deficit	(1,745,129)	(1,239,523)
Total stockholders’ equity	852,592	707,447
Total liabilities and stockholders’ equity	$957,014	$776,222

IMMUNOVANT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

		Three months ended March 31,
	Note	2026	2025

Net loss:		$(147,856)	$(106,449)
Adjustments
Research and development:
Stock-based compensation	(1)	6,280	6,469
General and administrative:
Stock-based compensation	(1)	4,861	5,218
Estimated income tax impact from adjustments		(332)	(150)
Adjusted net loss (Non-GAAP)		$(137,047)	$(94,912)

		Three months ended March 31,
	Note	2026	2025

Research and Development Expenses		$142,287	$93,652
Adjustments:
Stock-based compensation	(1)	6,280	6,469
Adjusted research and development expenses (Non-GAAP)		$136,007	$87,183

		Three months ended March 31,
	Note	2026	2025

General and Administrative Expenses		$17,267	$20,174
Adjustments:
Stock-based compensation	(1)	4,861	5,218
Adjusted general and administrative expenses (Non-GAAP)		$12,406	$14,956

(1) Represents non-cash stock-based compensation expense

		Year Ended March 31,
	Note	2026	2025

Net loss:		$(505,606)	$(413,840)
Adjustments
Research and development:
Stock-based compensation	(1)	29,712	27,014
General and administrative:
Stock-based compensation	(1)	26,012	22,473
Estimated income tax impact from adjustments		(62)	(378)
Adjusted net loss (Non-GAAP)		$(449,944)	$(364,731)

		Year Ended March 31,
	Note	2026	2025

Research and Development Expenses		$456,660	$360,917
Adjustments:
Stock-based compensation	(1)	29,712	27,014
Adjusted research and development expenses (Non-GAAP)		$426,948	$333,903

		Year Ended March 31,
	Note	2026	2025

General and Administrative Expenses		$76,242	$77,235
Adjustments:
Stock-based compensation	(1)	26,012	22,473
Adjusted general and administrative expenses (Non-GAAP)		$50,230	$54,762

(1) Represents non-cash stock-based compensation expense

Contacts:
Investors
Keyur Parekh
keyur.parekh@roivant.com

Media
Stephanie Lee
stephanie.lee@roivant.com